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                                                                      Exhibit 21

                             LA-Z-BOY INCORPORATED
                             LIST OF SUBSIDIARIES

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
Subsidiary                                     Jurisdiction of Incorporation

La-Z-Boy Canada, Ltd.                          Ontario, Canada

La-Z-Boy Ad Co.                                Michigan

Kincaid Furniture Company, Incorporated        Delaware

La-Z-Boy Export, Ltd.                          Barbados

LZB Finance, Inc.                              Michigan

England/Corsair, Inc.                          Michigan

LZB Properties, Inc.                           Michigan

LZB Florida Realty, Inc.                       Michigan

Centurion Furniture plc                        United Kingdom

Distincion Meubles, Sa de C.V.                 Mexico

Sam Moore Furniture Industries, Incorporated   Virginia

La-Z-Boy Logistics, Inc.                       Michigan

Bauhaus U.S.A., Inc.                           Mississippi
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All other subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary and therefore have been omitted from this exhibit.